Exhibit 20.7
Page 1 of 3

Navistar Financial 1996-A Owner Trust
For the Month of July 1996
Distribution Date of August 15, 1996

Original Pool Amount                  $459,943,869.53

Beginning Pool Balance                $437,532,448.32
Beginning Pool Factor                       0.9512736

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $9,540,315.07
  Interest Collected                    $3,572,896.11

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $237,338.64
Total Additional Deposits                 $237,338.64

Repos/Chargeoffs                          $438,220.11
Aggregate Number of Notes Charged Off              28

Total Available Funds                  $13,256,683.87

Ending Pool Balance                   $427,647,779.09
Ending Pool Factor                          0.9297825

Servicing Fee                             $364,610.37

Repayment of Servicer Advances             $93,865.95

Reserve Account:
  Beginning Balance                    $21,968,530.04
  Target Percentage                              5.00%
  Target Balance                       $21,382,388.95
  Minimum Balance                       $9,658,821.26
  (Release)/Deposit                      $(586,141.09)
  Ending Balance                       $21,382,388.95

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           1,924,855.06    1,338
    31-60 days                             378,724.81      302
    60+ days                                65,203.05       36

    Total                                2,368,782.92    1,339

  Balances:
    60+ days                             2,472,347.87       36

Memo Item - Reserve Account
  Opening Balance                      $21,876,622.42
  + Invest. Income                          91,907.62
  - Transfer to Collections Account              0.00
Beginning Balance                      $21,968,530.04

Exhibit 20.7
Page 2 of 3

Navistar Financial 1996-A Owner Trust
For the Month of July 1996

                                                                 NOTES
                                      TOTAL            CLASS A-1       CLASS A-2       CERTIFICATES
Original
 Distributions:                   $459,943,869.53   $92,000,000.00  $347,245,000.00   $20,698,869.53
 Distribution Percentages                                  100.00%            0.00%            0.00%
 Coupon                                                     5.250%           6.350%           6.500%

Beginning Pool Balance            $437,532,448.32
Ending Pool Balance               $427,647,779.09

Collected Principal                 $9,446,449.12
Collected Interest                  $3,572,896.11
Charge-Offs                           $438,220.11
Liquidation Proceeds/Recoveries       $237,338.64
Servicing                             $364,610.37
Cash Transfer from Reserve Account          $0.00
  Total Collections Available
    for Debt Service               $12,892,073.50

Beginning Balance                 $437,532,448.32   $69,588,578.79  $347,245,000.00   $20,698,869.53

Interest Due                        $2,254,073.70      $304,450.03    $1,837,504.79      $112,118.88
Interest Paid                       $2,254,073.70      $304,450.03    $1,837,504.79      $112,118.88
Principal Due                       $9,884,669.23    $9,884,669.23            $0.00            $0.00
Principal Paid                      $9,884,669.23    $9,884,669.23            $0.00            $0.00

Ending Balance                    $427,647,779.09   $59,703,909.56  $347,245,000.00   $20,698,869.53
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                0.6489555387     1.0000000000     1.0000000000

Total Distributions                $12,138,742.93   $10,189,119.26    $1,837,504.79      $112,118.88

Interest Shortfall                          $0.00            $0.00            $0.00            $0.00
Principal Shortfall                         $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)    $0.00            $0.00            $0.00            $0.00

Excess Servicing                      $753,330.57

Beginning Reserve Account Balance  $21,968,530.04     see also Memo Item on Page 1
regarding Reserve Account
(Release)/Draw                       $(586,141.09)
Ending Reserve Account Balance     $21,382,388.95

(1) The Noteholder's Percentage will be 100% for each Distribution Date occuring before the Distribution date on which the Class A-1 Notes have been paid in full, and generally 95.5% thereafter untill all the Notes have been paid in full. No principal distribution to Class A-2 until Class A-1 has been paid in full.

Exhibit 20.7
Page 3 of 3

Navistar Financial 1996-A Owner Trust
For the Month of July 1996

Trigger Events:  A) Loss Trigger - Reserve Account Balance
                    Loss Trigger - Certificate Lockout Event
                 B) Delinquency Trigger

                                 3                2                1
                              May 1996        June 1996        July 1996

Beg. Pool Balance        $459,943,869.53  $437,532,448.32  $437,532,448.32


A) Loss Trigger:
Principal of Contracts
  Charged off                $383,082.86      $817,826.85      $438,220.11
Recoveries                         $0.00       $10,734.47      $237,338.64

Total Charged off                                 Total Charged off
  (Months 5,4,3)             $383,082.86             (Months 1-6)     $1,639,129.82
Total Recoveries                                  Total Recoveries
  (Months 3,2,1)             $248,073.11             (Months 1-6)       $248,073.11
Net Loss/(Recoveries)                             Net Loss/(Recoveries)
  for 3 Mos.                 $135,009.75(a)          for 6 Mos.       $1,391,056.71(c)

Total Balance                                     Total Balance
  (Months 5,4,3)         $459,943,869.53(b)          (Months 1-6) $1,335,008,766.17(d)

Loss Ratio [(a/b)(12)]             0.3522%        Loss Ratio [(c/d)(12)]       1.2504%

Trigger:                                          Trigger:
  Is Ratio> 1.5%                    No              Is Ratio> 6.0%                No

B) Delinquency Trigger:
  Balance delinquency
    60+ days                 $633,341.17    $1,136,372.69    $2,472,347.87
  As % of Beginning
    Pool Balance                0.13770%          0.25972%        0.56507%
  Three Month Average           0.13770%          0.19871%        0.32083%

Trigger:
  Is Average> 2.0%                      No

  Navistar Financial Corporation



by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer